INDEPENDENT AUDITORS' CONSENT
  We consent to the reference to our firm under the caption
  "Independent Auditors" and to the use of our report dated
  October 23, 1996 in the Registration Statement and related
  Prospectus of The Municipal Bond Trust, Series 53.
  /s/ ERNST & YOUNG LLP
  New York, New York
  November 7, 1996